Exhibit 10.3
CONFIDENTIAL SEVERANCE AGREEMENT AND RELEASE
This Confidential Severance Agreement and Release (“Agreement”) is made by and between Jim Stark (“EMPLOYEE”) and Green Plains Inc. (“EMPLOYER”). The terms of this Agreement are as follows:
A.EMPLOYEE has been employed by EMPLOYER at-will pursuant to the terms of that certain Employment Agreement between EMPLOYEE and EMPLOYER effective as of March 1, 2023 (the “Employment Agreement”);
B.EMPLOYEE has outstanding equity awards under the Green Plains Inc. 2019 Equity Incentive Plan (the “LTIP”);
C.Pursuant to the terms of the applicable award agreements under the LTIP, certain equity awards are automatically forfeited upon EMPLOYEE’s termination of employment without Good Reason;
D.The parties are terminating their employment relationship due to EMPLOYEE’s retirement; and
E.The parties desire to settle and resolve any and all disputes and claims that have been or could have been asserted between them or any other affiliated entities, based on facts occurring up to and including the Effective Date of this Agreement.
For and in consideration of the releases, covenants, and undertakings hereinafter set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:
1.Employment Separation. EMPLOYEE agrees and acknowledges that EMPLOYEE terminated his employment without Good Reason pursuant to Section 7.3 of the Employment Agreement. EMPLOYEE’s employment with EMPLOYER terminated effective November 15, 2024 (the “Separation Date”). As of the Separation Date, EMPLOYEE ceased to have any further employment relationship with EMPLOYEE or any of its affiliates.
2.Waiver of Certain Outstanding Equity Awards Forfeitures, Waiver of Claw Back and Waiver of Notice. In consideration for timely executing and not revoking this Agreement, and for complying with its terms (including those terms set forth in Sections 6, 7, 8, and 9 below) EMPLOYER agrees to: (i) waive the ninety-day (90) notice period as required under Section 7.3 of the Employment Agreement, (ii) waive the claw back of the award under the Restricted Cash Retention Agreement dated March 8, 2024; and (iii) waive the forfeitures under the applicable award agreements for EMPLOYEE’s unvested restricted shares and performance share units, with 24,189 restricted share awards previously granted to EMPLOYEE under the LTIP, and 25,166 performance share units previously granted to EMPLOYEE under the LTIP, with performance share awards continued vesting in accordance with the award agreements, as if EMPLOYEE were still employed (the restricted share awards and performance share units collectively the “Reinstated Awards”). In connection therewith, EMPLOYER shall waive all

Exhibit 10.3
vesting conditions of the 24,189 restricted share Reinstated Awards and such restricted share Reinstated Awards shall be settled immediately following the date this Agreement becomes irrevocable but no later than sixty days following the Separation Date. EMPLOYEE acknowledges and agrees that the consideration referenced in this Section 2 represents the entirety of the amounts EMPLOYEE is eligible to receive from EMPLOYER or any other affiliate or subsidiary of EMPLOYER, including under the LTIP, the Employment Agreement or any other severance plan or policy of the EMPLOYER or any other affiliate or subsidiary of EMPLOYER.
3.COBRA Healthcare Coverage. EMPLOYEE’s coverage under EMPLOYER’s medical and dental plans (the “Group Plans”) will terminate as of the last day of the month following EMPLOYEE’s Separation Date. EMPLOYEE may elect to continue coverage under the Group Plans after the Separation Date subject to the terms of the Group Plans and the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”). EMPLOYEE will be responsible for paying the entire premium plus any administrative costs that may be assessed under COBRA. Information regarding EMPLOYEE’s rights and obligations under COBRA shall be provided to EMPLOYEE separately. EMPLOYER reserves the right to amend, alter, modify, or terminate the Group Plans at any time. Nothing in this Agreement should be construed as a commitment by EMPLOYER to provide or to make available health insurance or benefits beyond the legal requirements of COBRA.
4.Release. EMPLOYEE, on EMPLOYEE’s own behalf and on behalf of EMPLOYEE’s heirs, beneficiaries, executors, administrators, and assigns, releases EMPLOYER and each and every one of its affiliates, subsidiaries, parent corporation, and its respective agents, present and former owners, shareholders, directors, officers, executives, employees, predecessors and/or successors in interest, attorneys, and assigns, as well as all employee benefit plans maintained by EMPLOYER or any of its affiliates and all fiduciaries and administrators of any such plans(collectively hereinafter the “EMPLOYER Releasees”) from any and all claims, damages, and causes of action of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between EMPLOYEE and EMPLOYER up to the execution date of this Agreement by EMPLOYEE (collectively hereinafter “Claims”) as follows:
a.Full and General Release. EMPLOYEE agrees to release and forever discharge EMPLOYER and the EMPLOYER Releasees from any and all Claims, including but not limited to, any Claims EMPLOYEE may have relating to EMPLOYEE’s employment with EMPLOYER and the termination of such employment; Claims for breach of an actual or implied contract (including under the Employment Agreement); Claims under any severance agreement or severance pay plan or policy with or provided by EMPLOYER; Claims of unjust or tortious discharge; Claims of negligence, intentional or negligent infliction of emotional distress, negligent hire/retention/supervision, or tortious interference with contract or business expectancy; Claims of defamation, libel, and/or slander; Claims under the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1964, 42 U.S.C. § 2000 et seq., the Americans with

Exhibit 10.3
Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq. as amended by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Fair Labor Standards Act of 1938, 29 U.S.C. § 201 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., the False Claims Act, 31 U.S.C. § 3729 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., Nebraska Fair Employment Practice Act, Neb. Rev. Stat. § 48-1101 et seq., Nebraska AIDS Discrimination Act, Neb. Rev. Stat. § 20-167 et seq., Nebraska Equal Pay Act, Neb. Rev. Stat. § 48-1219 et seq., Nebraska Law on Genetic Information and Testing, Neb. Rev. Stat. § 48-236 et seq., Nebraska Age Discrimination in Employment Act, Neb. Rev. Stat. § 48-1001 et seq., Nebraska Non-English-Speaking Workers Protection Act, Neb. Rev. Stat. § 48-2207 et seq., Nebraska Minimum Wage and Overtime Laws, Neb. Rev. Stat. § 48-1202 et seq., Nebraska Family Military Leave Law, Neb. Rev. Stat. § 55-503 et seq., Nebraska Drug and Alcohol Testing Laws, Neb. Rev. Stat. §§ 48-1901 et seq., and Nebraska Privacy Laws, Neb. Rev. Stat. §§ 22-201 to 20-211 and 25-850.01, Claims relating to EMPLOYEE’s application for hire, employment, or termination thereof; and any Claims which EMPLOYEE may have arising under or in connection with any and all local, state or federal ordinances, statutes, rules, regulations, executive orders or common law, up to and including the date of EMPLOYEE’s execution of this Agreement. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE EMPLOYER RELEASEES.
b.ADEA Release. EMPLOYEE agrees to release and forever discharge EMPLOYER and the EMPLOYER Releasees from any and all Claims relating to EMPLOYEE’s employment with EMPLOYER arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. § 621 et seq., and as modified by the Older Workers’ Benefits Protection Act, 29 U.S.C. § 626(f), against EMPLOYER and the EMPLOYER Releasees. Nothing in this Agreement shall limit or restrict EMPLOYEE’s right under the ADEA to challenge the validity of EMPLOYEE’s ADEA release in a court of law. However, EMPLOYEE nevertheless understands that the waiver and release contained in this paragraph still applies to EMPLOYEE’s ADEA Claims and that EMPLOYEE has waived all ADEA Claims as part of this Agreement. EMPLOYEE further understands that in any suit brought under the ADEA, EMPLOYEE would not be entitled to any damages or other relief unless the waiver in this paragraph was deemed to be invalid.

Exhibit 10.3
c.Rights Unaffected. Notwithstanding this release of liability, nothing in this Agreement prevents EMPLOYEE from filing any non-legally waivable claim. Nothing in this Agreement shall prohibit or interfere with EMPLOYEE’s right to initiate, cooperate, or participate in an investigation or proceeding conducted by, or otherwise communicate with, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or any other federal or state regulatory or law enforcement or other government agency (each a “Governmental Agency”). However, to the extent permitted by law, the consideration provided to EMPLOYEE in this Agreement shall be the sole relief provided to EMPLOYEE and EMPLOYEE will not be entitled to recover and agrees to waive the right to receive any monetary benefits from EMPLOYER or recovery against EMPLOYER in connection with any such claim, charge, or proceeding without regard to who has brought such charge or complaint. Nothing herein waives EMPLOYEE’s right to receive an award for information provided to a Governmental Agency. Nothing herein shall prohibit or restrict EMPLOYEE from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding to any inquiry or legal process directed to EMPLOYEE from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; or (iv) making any disclosures that are protected under the whistleblower provisions of any applicable law. Nothing in this Agreement requires EMPLOYEE to obtain prior authorization before engaging in any conduct described in this Section 4(c) or to notify any EMPLOYER Releasee that EMPLOYEE engaged in any such conduct. Furthermore, nothing herein waives EMPLOYEE’s right to seek unemployment insurance benefits or workers’ compensation insurance benefits.
5.Indemnification. EMPLOYEE agrees to be responsible for any taxes owing as a result of any payments made to EMPLOYEE by any EMPLOYER Releasee, and EMPLOYEE agrees that EMPLOYEE will indemnify EMPLOYER and/or any of the EMPLOYER Releasees for any taxes, penalties, and attorneys’ fees and costs subsequently imposed on EMPLOYER and/or any of the EMPLOYER Releasees attributable to any such payment.
6.Reaffirmation of Covenant Not to Compete; Nonsolicitation; Confidential Information; and Inventions Covenants. EMPLOYEE acknowledges and agrees that Section 8 (Covenant Not to Compete; Nonsolicitation), Section 9 (Confidential Information), and Section 10 (Inventions) of the Employment Agreement (the “Restrictive Covenants”) survive EMPLOYEE’s termination of employment, are expressly incorporated by reference to this Agreement, and remain in full force and effect pursuant to their terms. Notwithstanding

Exhibit 10.3
anything in such provisions to the contrary, nothing in the Restrictive Covenants or this Agreement restricts or otherwise interferes with EMPLOYEE’s rights to engage in activities permitted in Paragraph 4(c) above. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal.
7.Nondisparagement. EMPLOYEE agrees that EMPLOYEE will not in any way disparage EMPLOYER or the EMPLOYER Releasees to the media or to others. Specifically, EMPLOYEE is prohibited from making any statements or claims regarding EMPLOYER or any of the EMPLOYER Releasees, which may be considered to be derogatory or detrimental to the good name or business reputation of EMPLOYER or any EMPLOYER Releasee. Notwithstanding the foregoing, nothing in this Paragraph 7 restricts or otherwise interferes with EMPLOYEE’s rights to engage in activities permitted in Paragraph 4(c) above.
8.Confidentiality. EMPLOYEE agrees not to discuss or disclose the existence of or terms of this Agreement to any non-party other than EMPLOYEE’s spouse, children, legal advisor, or financial advisor, if any, provided each person also agrees to keep the existence and terms of this Agreement confidential. The parties agree that the intent of this provision is to ensure that this Agreement remains strictly confidential and that it shall not be referred to or revealed to anyone outside the parties of this Agreement, except as expressly stated above or if compelled by judicial or administrative process. Notwithstanding the foregoing, nothing in this Paragraph 8 restricts or otherwise interferes with EMPLOYEE’s rights to engage in activities permitted in Paragraph 4(c) above.
9.Cooperation. EMPLOYEE agrees that EMPLOYEE will cooperate with EMPLOYER as reasonably requested by EMPLOYER in EMPLOYER’s investigation, defense, and/or prosecution of any potential or actual claim, charge, or suit by or against EMPLOYER or any EMPLOYER Releasee. The cooperation EMPLOYER may request could include, for example, EMPLOYEE making himself or herself available from time to time for meetings with counsel for EMPLOYER, making himself or herself available for deposition and trial testimony upon instruction of counsel for EMPLOYER, and executing those documents and truthful affidavits requested from time to time by counsel for EMPLOYER. EMPLOYEE agrees to cooperate with EMPLOYER and any EMPLOYER Releasee voluntarily, fully, and truthfully without further compensation from EMPLOYER in connection with any litigation, government agency proceeding, or similar claim or action which arose while he/she was an employee of EMPLOYER.
10.Return of Company Property. EMPLOYEE agrees that EMPLOYEE has returned any and all EMPLOYER or EMPLOYER Releasee property and proprietary or confidential information, including originals and copies thereof (whether in hard copy or electronic form),

Exhibit 10.3
including, without limitation, electronic equipment (including laptops), books, records and documents, files, memoranda, credit cards, passes, keys, computer access codes, and any other information or property which was or may be in EMPLOYEE’s possession or under EMPLOYEE’s control.
11.Non-Admission. The parties to this Agreement agree that nothing herein is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.
12.Consultation with Attorney/Time for Consideration. EMPLOYER hereby advises EMPLOYEE to consult with an attorney of EMPLOYEE’s choosing regarding this Agreement before signing this Agreement. EMPLOYEE agrees that EMPLOYEE has been advised to consult with an attorney regarding this Agreement and has been given a reasonable period of time to consider this Agreement. EMPLOYEE also acknowledges that EMPLOYEE has voluntarily entered into this Agreement of EMPLOYEE’s own free will based only upon the terms and conditions set out herein. Further, EMPLOYEE acknowledges and agrees EMPLOYEE has twenty-one (21) calendar days from the Separation Date (the “Consideration Period”) to sign and accept this Agreement. EMPLOYEE must return this signed Agreement to 1811 Aksarben Drive Omaha, NE 68106, by mail or by hand delivery.  EMPLOYEE may not sign and accept this Agreement prior to the Separation Date. If EMPLOYEE signs and returns this Agreement before the end of the Consideration Period, it is because EMPLOYEE freely chose to do so after carefully considering its terms. If EMPLOYEE does not sign this Agreement by the end of the Consideration Period, EMPLOYER’s offer herein will lapse and EMPLOYEE’s ability to accept EMPLOYER’s offer herein and sign the Agreement will be terminated automatically without additional notice to EMPLOYEE.
13.Revocation Period/Effective Date. The Parties agree that EMPLOYEE has seven (7) calendar days to revoke EMPLOYEE’s acceptance of this Agreement after signing it. If EMPLOYEE chooses to revoke EMPLOYEE’s acceptance of this Agreement, EMPLOYEE must notify Green Plains’ Chief Human Resources Officer at 1811 Aksarben Drive Omaha, NE 68106, in writing, delivered no later than seven (7) calendar days after EMPLOYEE signs this Agreement. The Parties agree that this Agreement will become final, binding, and effective on the day after the seven (7) day revocation period expires, provided EMPLOYEE does not exercise EMPLOYEE’s right to revoke (the “Effective Date”). If an effective revocation is delivered in the foregoing manner and timeframe, then this Agreement shall be of no force or effect and EMPLOYEE shall have no right to the Reinstated Awards.
14.Choice of Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska. Any action brought pursuant to this Agreement shall be brought in the state or federal courts of Nebraska and the parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts.
15.Entire Agreement and Severability. The parties agree that this Agreement may not be modified, altered, amended, or otherwise changed except upon written consent by each of the parties hereto. Except as expressly stated herein, this Agreement constitutes the entire agreement

Exhibit 10.3
among the parties and there are no other understandings or agreements, written or oral, among them on the subject. Should any provision of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, the parties agree that the remaining provisions shall remain in full force and effect.
16.Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of EMPLOYER and each other EMPLOYER Releasee that is not a signatory hereto, as EMPLOYEE expressly acknowledges and agrees that each other EMPLOYER Releasee shall be a third-party beneficiary of EMPLOYEE’s covenants, representations, and releases set forth in this Agreement.
17.Miscellaneous. The Parties agree that this Agreement shall not be effective until the Effective Date. Separate copies of this document shall constitute original documents that may be signed separately but which together shall constitute a single agreement.
18.Interpretation. Titles and headings to Paragraphs hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
SIGNATURE PAGE FOLLOWS

Exhibit 10.3

I HAVE READ THIS CONFIDENTIAL SEVERANCE AGREEMENT AND RELEASE AND, UNDERSTANDING ALL OF ITS TERMS, I SIGN IT AS MY FREE ACT AND DEED.

	EMPLOYEE	Green Plains Inc.
	/s/ Jim Stark	By:	/s/ Todd Becker
	JIM STARK	Printed Name:	Todd Becker
Date:	11/15/24	Title:	President & CEO
		Date:	11/15/2024

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Signature Page to Confidential Severance Agreement and Release